Exhibit 10.18

Collective Forest Right Transfer Agreement

January 2021

Contract No:

Collective Forest Right Transfer Agreement

Party A (transferor): Youjiabian Village	Identification type and number:
Committee, Zherong County	Contact phone number:
Contact address：Youjiabian Village Committee Building, Zherong County

Type of operating entity:

☐ Rural residents ☐Urban residents ☑Village collective economic organization

☐ Enterprise legal representative ☐Farmers’ cooperative ☐Others

Party B (transferee): Fujian Qingjing Agricultural	Identification type and number:
Comprehensive Development Co., Ltd.	91350926674044026C
Address： Houlong Tea Industry Park, Zherong County	Contact：0593-8396777

Type of operating entity:

☐ Rural residents ☐Urban residents ☐Village collective economic organization

☑Enterprise legal representative ☐Farmers’ cooperative ☐Others

In order to standardize the collective forest right transfer behavior, safeguard the legitimate rights and interests of the parties to the transfer, in accordance with the relevant provisions of the Contract Law of the People’s Republic of China, the Rural Land Contract Law of the People’s Republic of China, the Forest Law of the People’s Republic of China, and other relevant laws and regulations, Party A and Party B reached this contract through consultation on the basis of equality and voluntary.

Article 1 Specific Terms and Standards

(1) The collective forest right transfer referred to in this contract means the act of transferring the ownership, use rights, and forest land contracting and management rights or forest land management rights lawfully obtained by the forest right holder to other citizens, legal persons, and other organizations without changing the collective forest land ownership, land use, and public welfare forest nature.

(2) The transfer of collective forest tenure should follow the principles of voluntary compliance, fairness, justice, honesty, and trustworthiness. No organization or individual shall force or obstruct the transfer of forest land contracting and management rights, and the transfer period shall not exceed the remaining period of the contract.

(3) If the forestry rights obtained through household contracting are transferred by means of transfer, it shall be agreed upon by the contracting party; if it is transferred by means of sub-contracting, leasing, exchange, or other methods, it shall be filed with the contracting party.

(4) If the collective unified management of forest right is transferred to units or individuals other than the collective economic organization of this village, it shall be announced in advance within this collective economic organization. After obtaining the consent of two-thirds or more of the members of the collective economic organization member meeting or two-thirds or more of the village representatives, it shall be submitted to the people’s government of the township for approval. The village collective economic organization should review the credit status and operating capabilities of the transferee before signing the contract.

(5) If the parties require ownership change registration when forest right is transferred by means of exchange or transfer, they shall apply for registration to the local people’s government at or above the county level.

Article 2 Transferred Subject Matter and Transfer

(1) For the reserved forest right transfer, the total area is 1,300 mu, including 0 mu of public welfare forest and 1,300 mu of commercial forest.

(2) Party A now transfers the forest land by ☐ lease ☐ exchange ☑ transfer ☐ equity participation ☐ others methods as investment or cooperation conditions to Party B, and Party B shall use the transferred forest land and forest resources in accordance with the law.

(3) Party A will transfer the ☑forest land management right, ☑forest ownership right, and ☑forest use right to Party B.

(4)The forest right transfer term shall be from January 29, 2021 to January 28, 2051, for a total of 30 years. Party A shall deliver the forest land and forest resources to Party B before February 28, 2021.

Article 3 Price and Payment Methods of Land Use Right Transfer

Valuation based on funds:

One-time payment method. The transfer price of forest land use right is 30,000 yuan per mu per year, with a total area of 1,300 mu, totaling 39,000,000 yuan.

Payment Method:

1. Party A shall publicly announce within this collective economic organization in advance. Only after obtaining the approval of more than two-thirds of the members of this collective economic organization or more than two-thirds of the village representatives can both parties sign this contract. Within three days after the signing of this contract, Party B shall pay Party A 20% (RMB: 7,800,000) of the total contract price as a deposit.

2. Within three days after Party A obtains the approval from the Huangbai Township government, Party B shall pay Party A 30% (RMB: 11,700,000) of the total contract price.

3. Within three days after Party A obtains the approval from the county government and completes all transfer procedures, Party B shall pay Party A 50% (RMB: 19,500,000) of the total contract price.

Article 4 Rights and Obligations of Party A

(1) Party A has the right to obtain transfer income in accordance with the law, and has the right to require Party B to pay the forest right transfer price in accordance with the contract. Supervise Party B to use and protect the forest land reasonably according to the contract.

(2) Party A has the right to recover the operation right or use right of the transferred forest land after the expiration of the circulation forest land period agreed in this contract.

(3) The ownership of the provided forest land and forest tree rights should be clear and legal, and there should be no ownership disputes or economic disputes. If ownership disputes or economic disputes are found in the original forest land and forest trees after transfer, Party A shall be responsible for handling and assuming corresponding responsibilities.

(4) Provide proof materials such as the national unified forest right certificate, legal collective resolution records of the original transferor, or original contracting and transferring operation contracts signed with collective economic organizations for the scope of the transferred forest land.

(5) Party A shall not interfere with or damage Party B’s production and operation activities. Assist Party B in forest fire prevention and forest area security management. Assist Party B in applying for forest land and forest tree ownership registration or change registration, and forest tree felling procedures, and the relevant expenses shall be borne by Party B.

Article 5 Rights and Obligations of Party B

(1) Party B has the right to lawfully use and benefit from the transferred forest land, and has the right to independently organize production, operation, and product disposal.

(2) Party B shall timely pay the transfer price in accordance with the contract. If the transferred forest land is lawfully expropriated, Party B has the right to obtain corresponding compensation in accordance with regulations.

(3) Party B shall apply for forest land and tree ownership registration or change registration, and forest tree felling approval procedures in accordance with regulations, and shall not illegally fell trees.

(4) Party B shall be responsible for afforestation and cultivation, and the felling site shall be afforested and renewed within the same year or the next year. The site shall not be left idle or abandoned, and the ecological environment and water resources shall be protected.

(5) Party B shall be responsible for forest fire prevention, pest control, and protection of wild animal and plant resources.

(6) Party B shall strictly comply with the national and local forestry management regulations, shall not change the use and public welfare nature of forest land without authorization, and shall not damage the comprehensive production capacity of forestry.

Article 6 Changes, Termination, and Cancellation of the Contract

(1) During the transfer period, Party B shall not transfer the forest land again without authorization. If Party B indeed needs to transfer it again, it must obtain the consent of Party A and process relevant procedures according to law.

(2) If the contract cannot be performed due to force majeure during the validity period of the contract, the contract will be terminated automatically. Party A shall refund the forest right transfer payment received from Party B from the termination date to the end of the transfer period within the time limit. If the contract cannot be performed partially, the other parts will continue to be performed, and the transfer price will be adjusted accordingly.

(3) After the contract expires, if Party B continues to operate the transferred forest land, it must submit a written application to Party A within 90 days before the expiration of the contract. If Party B no longer continues to transfer and operate, it must return the originally transferred forest land to Party A within 30 days after the contract expires, and Party B must handle the forest on the transferred land properly. The handling of unharvested trees shall be gratuitously transferred to Party A.

Article 7 Liability for Breach of Contract

(1) If Party A breaches the contract and causes the contract to be unable to be fulfilled, Party A shall return the deposit to Party B twice the amount. If Party B breaches the contract and causes the contract to be unable to be fulfilled, the deposit paid shall not be refunded. Party who causes losses to the other party due to breach of contract shall also bear the liability for compensation.

(2) Party A shall deliver the forest land to Party B on time according to the contract. If Party A is overdue for one day, Party A shall pay a late fee of 0.05% of the payable transfer price to Party B. If Party A is overdue for 30 days, Party B has the right to terminate the contract, and Party A shall bear the liability for breach of contract.

(3) If the procedures for the transferred forest land by Party A are illegal, or there is a dispute over the ownership of the forest land and trees, which causes the entire or part of the contract to be unable to be fulfilled, Party A shall bear the liability for breach of contract. If Party A violates the contract and interferes with or destroys the normal production and operation activities of Party B, Party B has the right to unilaterally terminate the contract, and Party A shall bear the liability for breach of contract.

(4) Party B shall pay the full transfer price of the forest land and trees to Party A on time according to the contract. If Party B is overdue for one day, Party B shall pay a late fee of 0.05‰ of the payable transfer price for this period (year) to Party A. If Party B is overdue for 30 days, Party A has the right to unilaterally terminate the contract, and Party B shall bear the liability for breach of contract.

(5) After the 90 days for forestation and afforestation by Yilin passes, if Party B fails to fulfill the agreement, Party A has the right to reclaim the forest land that has not been afforested without any compensation.

(6) If Party B causes permanent damage to the transferred forest land, or changes the use of the forest land without permission, or causes serious damage to forest resources, which is confirmed by the forestry administrative department at or above the county level, Party A has the right to demand Party B to compensate for breach of contract and unilaterally terminate the contract, and reclaim the right to operate and use the forest land. The deposit collected shall not be refunded.

Article 8 Dispute Resolution

In case of any dispute arising from the formation, validity, performance, alteration or termination of this Contract, the Parties may resolve the dispute through consultation or request mediation by the Village Committee, Township (Town) People’s Government, etc. If the Parties do not wish to consult or mediate, or if consultation or mediation fails, the following method shall be adopted:

☐ Submit the dispute to the local rural land arbitration institution for arbitration.

☑ File a lawsuit with the people’s court having jurisdiction.

Article 9 Supplementary Provisions

(1) Matters not covered in this Contract may be supplemented by a supplementary agreement signed by the transferor and transferee after consultation and agreement. The supplementary agreement shall have the same legal effect as this Contract.

(2) This contract shall come into effect from the date of signature and seal by the parties. This contract is made in quadruplicate, with one copy held by the transferor, the transferee, the collective economic organization of the forest land ownership, and the county-level forestry authority.

(No content below)

（Signature Page）

Party A Stamp (Signature): /Seal/ Youjiabian Village Committee, Zherong County

Signature of Legal Representative (Authorized Agent): /s/ You Chengtuan

Authentication unit: (Signature):/Seal/ People’s Government of Huangbo Township, Zherong County

Signing Date: January 19th, 2021

Party B Stamp (Signature): /Seal/ Fujian Qingjing Agricultural Comprehensive Development Co., Ltd.

Signature of Legal Representative (Authorized Agent): /s/ Liu Dezhi

Authentication unit: (Signature)

Signing Date: January 19th, 2021

Basic Information on Forest Right Transfer

No.	Land Plot Name	Forestry Ownership Certificate No.	Area (Mu)	Boundary lines
				East	South	West	North
1	Cuowei		597	Xiafuyang Village	Xiahu Mountain	962 County Road Youjiabian Section	Zhulan Kua
2	Yanzhang		355	962 County Road Chuanmuyang Section	Chayuan Mountain	Xiahu Mountain	962 County Road Youjiabian Section
3	Shagou Hill		348	huanmuyang Village Boundary	Dashi Hill	Shagou Hill	Yanzhangyuan